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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated (i) March 7, 1997, relating to the consolidated financial statements of DeCrane Aircraft Holdings, Inc. ("DeCrane") and (ii) August 2, 1996, relating to the financial statements of Aerospace Display Systems, which appear in such Prospectus. We also consent to the application of the DeCrane report to the Financial Statement Schedule for the three years ended December 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP


Cleveland, Ohio
March 25, 1997